UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2023
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Cyxtera Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39496	84-3743013 (IRS Employer Identification No.)
2333 Ponce de Leon Boulevard Suite 900 Coral Gables, FL 33134 (Address of principal executive office)	(Commission File Number)	33134 (Zip Code)
(305) 537-9500
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CYXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On May 19, 2023, Cyxtera Technologies, Inc. (the “Company”) entered into a Waiver and Agreement (the “Waiver and Agreement”) with BCEC-SIS Holdings L.P., a Delaware limited partnership (the “BC Stockholder”), and SVAC Sponsor LLC, a Delaware limited liability company (the “Starboard Sponsor”), to waive certain provisions in the Stockholders Agreement, dated as of July 29, 2021 (as amended, supplemented or otherwise modified to date, the “Stockholders Agreement”) among the Company, the BC Stockholder, the Starboard Sponsor and certain investor parties. Under the Waiver and Agreement, the BC Stockholder and the Starboard Sponsor acknowledged that the size of the board of directors of the Company (the “Board”) will be increased from nine to ten directors, agreed to appoint Scott Vogel as an independent director to the Board and waived any provisions of Section 2.1(a) of the Stockholders Agreement that are inconsistent with the foregoing actions. The Waiver and Agreement enables the Company to comply with the terms contained in the Restructuring Support Agreement, dated as of May 4, 2023, among the Company and the other parties thereto.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Waiver and Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2023, the Board elected Scott Vogel to serve as a member of the Board. Mr. Vogel was appointed pursuant to the terms of the Stockholders Agreement, as modified by the Waiver and Agreement.

Mr. Vogel is a senior investment professional with 25 years of experience and currently serves as the Managing Member at Vogel Partners LLC, a private investment and advisory firm specializing in independent board of director services, strategic and capital planning and corporate transformations within multiple industries. His professional experience includes investing in complex financial restructurings, liquidations and major litigation and process intensive situations. Mr. Vogel has led creditors’ committees and served as a director on numerous public and private boards of directors with an extensive track-record of driving value-added returns for all stakeholders through governance, incentive alignment, management evaluation and recruitment, finance, accounting, capital markets transactions and mergers and acquisitions. Mr. Vogel served as Managing Director at Davidson Kempner Capital Management investing in distressed debt securities from 2002 through July 2016. Previously, he worked at MFP Investors, investing in special situations and turnaround opportunities for the private investment firm of Michael F. Price and at Chase Securities in its investment banking group. Mr. Vogel has previously served on the following public company boards: Arch Coal, Inc., Alpha Metallurgical Resources, Avaya Holdings Corporation, Faraday Future Intelligent Electric Inc., Key Energy Services, CBL & Associates Properties Inc. and American Addiction Centers and is currently a member of the boards of directors of several private companies. Mr. Vogel is a member of the Olin Alumni Board of Washington University and a member of the Advisory Board of Grameen America. Mr. Vogel received an MBA from The Wharton School of the University of Pennsylvania and a B.S.B.A. from the Olin Business School of Washington University in St. Louis.

The Board determined that Mr. Vogel meets the independence standards of the rules of The NASDAQ Stock Market LLC and the applicable rules of the Securities and Exchange Commission (the “SEC”). There are no transactions in which Mr. Vogel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company has entered into a disinterested director letter agreement (a “Letter Agreement”) with Mr. Vogel. In accordance with the Letter Agreement, Mr. Vogel will receive cash compensation equal to $480,000 per annum, payable monthly. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Company has also entered into its standard form of Indemnification Agreement with Mr. Vogel. The Form of Indemnification Agreement is filed as Exhibit 10.10 to the Company’s Current Report as filed with the SEC on August 4, 2021.

Item 9.01.    Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Waiver and Agreement, dated as of May 19, 2023, among Cyxtera Technologies, Inc., BCEC-SIS Holdings L.P. and SVAC Sponsor LLC
10.2	Form of Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyxtera Technologies, Inc.

Date: May 22, 2023	By:	/s/ Victor Semah
	Name:	Victor Semah
	Title:	Chief Legal Officer